UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

NORTHWEST BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 22, 2021

Dear Fellow Stockholder:

On March 12, 2021, Northwest Bancshares, Inc. (the “Company”) filed its proxy statement for the 2021 Annual Meeting of Stockholders with the U.S. Securities and Exchange Commission. The proxy statement inadvertently indicated that nominee for director Wilbur R. Davis owned no shares of the Company’s common stock as of the voting record date for the Annual Meeting. In fact, as of the voting record date, Director Davis beneficially owned 112,080 shares of common stock. In addition, all directors, nominees and executive officers of the Company as a group owned 1,125,512 of the Company’s common stock as of the voting record date, or 0.9% of the outstanding shares.

As indicated in the initial proxy materials, please take a moment now to cast your vote via the Internet or by telephone as described on the proxy card you received, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope previously provided. Voting in advance of the Annual Meeting will not prevent you from voting virtually during the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting virtually.

Sincerely,

/s/ Ronald J. Seiffert
Ronald J. Seiffert
Chairman of the Board, President and Chief Executive Officer